UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

NET TALK.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169
(Address of principal executive offices) (Zip code)

(305) 621-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 11, 2014, Net Talk.Com, Inc. (“Registrant”) and Telestrata LLC, a Colorado limited liability company (“Purchaser”) executed a Restricted Stock and Warrant Purchase Agreement (“Purchase Agreement”), pursuant to which, in part, the Purchaser has agreed to purchase from the Registrant: (a) 25,441,170 shares of its restricted common stock (the “Purchased Shares”) and (b) a common stock purchase warrant (the “Warrant”) entitling the Purchaser to purchase shares of common stock of the Registrant equal to 20% of the then outstanding shares of common stock of the Registrant.

The collective purchase price for the Purchased Shares and the Warrant is $4,571,939, payable as follows: (a) $500,000 in the form of the conversion and cancellation of two promissory notes issued by the Registrant to the Purchaser, (b) $837,373 to Registrant by wire transfer from, or on behalf of, the Purchaser, and (c) payment and satisfaction by Purchaser of $2,734,566 of liabilities of Registrant. The Purchaser’s investment is to help the Registrant achieve its financial, operational and patent litigation goals.

As set forth in the Purchase Agreement, at Closing, the Board of Directors of the Registrant shall be increased to 7 members consisting of: (a) Nadir Aljazrawi, (b) Firas Aljazrawi, (c) Raya Alsaigh, (d) Anastasios Kyriakides (e) Kenneth Hosfeld, (f) George Gabb and (d) TBD.

Furthermore, the parties entered into a Registration Rights Agreement and a Secured Promissory Note with Purchaser regarding piggyback registration rights and collateral for the obligations of Registrant in the Agreement.

The foregoing summary of the above transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, the Registration Rights Agreement and the Secured Promissory Note, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 above. The Registrant executed a Secured Promissory Note dated February 27, 2014 in favor of the Purchaser for $4,071,940. Interest accrues at 5% and is due at maturity date which is March 1, 2016. Advanced payments are required based certain conditions with qualified financing as defined in the Secured Promissory Note.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above. In connection with the issuance of the Purchased Shares and the Warrant, the Registrant relied on the exemption contained in Section 4(a)(2) of the Securities Act of 1933.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

See Item 1.01 above. As set forth in the Purchase Agreement, at Closing, the Board of Directors of the Registrant shall be increased to 7 members consisting of: (a) Nadir Aljazrawi, (b) Firas Aljazrawi, (c) Raya Alsaigh, (d) Anastasios Kyriakides (e) Kenneth Hosfeld, (f) George Gabb and (d) TBD.

The board of directors shall hold office until the next annual meeting of shareholders and until their successor is duly elected and qualified or until their resignation or removal. In addition, the following individuals have been appointed as officers of the Registrant.

Chairman of the Board/CEO:	Anastasios Kyriakides
President:	Samer Bishay
CFO:	Steven Healy
COO:	Nicholas Kyriakides
CTO:	Garry Paxinos
EVP:	Kenneth Hosfeld

Compensation Arrangements. The Registrant has entered into compensation arrangements with all officers except the president The Registrant is not currently paying salaries to the president.

Samer Bishay is, and since 2012 has been, President of Ice Wireless Inc., a Canadian provider of wireless services. Additionally, since 2001, Mr. Bishay has served as President and CEO of Iristel, Inc., a leading Canadian wireless and wireline IP services provider. As part of his duties with each of Ice Wireless and Iristel, Mr. Bishay oversees global and domestic strategies to ensure business objectives are in line with telecommunications trending needs guaranteeing continued success in highly competitive markets. Mr. Bishay earned an Honours Bachelor of Science from York University.

Related Party Transaction Disclosure. During the last two fiscal years, to the knowledge of the Registrant, there was no person who had or has a direct or indirect material interest in any transaction or proposed transaction to which the Registrant was or is a party. Transactions in this context relate to any transaction which exceeds $120,000 or one percent of the average of the Registrant’s total assets at year end, nor are any such transactions currently proposed.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

Registrant expanded the number of board of director seats from 3 to 7 and cancelled the series A preferred stock.

ITEM 9.01 Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.:	Description
10.1	Restricted Stock and Warrant Purchase Agreement
10.2	Registration Rights Agreement
10.3	Secured Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chairman of the Board/CEO
Dated:	March 24, 2014